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Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-220800

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Voting Common Stock, par value $0.0001 per share	38,000,000	$1.16	$44,080,000	$5,487.96

PROSPECTUS SUPPLEMENT
(To Prospectus dated October 4, 2017)

38,000,000 Shares

GLOBALSTAR, INC.

VOTING COMMON STOCK, PAR VALUE $0.0001

All of the 38,000,000 shares of voting common stock ("Common Stock") of Globalstar, Inc. are being sold by FL Investment Holdings LLC, an affiliate of Thermo Capital Partners LLC (the "selling stockholder"). We will not receive any of the proceeds from the sale of the shares being sold by the selling stockholder. The selling stockholder is controlled by our Chairman and Chief Executive Officer, James Monroe III.

The Common Stock of Globalstar is listed on the New York Stock Exchange American ("NYSE American") under the symbol "GSAT." The last reported sale price of our Common Stock on December 7, 2017 was $1.27 per share.

Investing in our Common Stock involves risks. See the sections entitled "Risk Factors" on page S-4 of this prospectus supplement and on page 7 of the accompanying prospectus.

The underwriter has agreed to purchase the shares of our Common Stock from the selling stockholder at a price of $1.16 per share, which will result in proceeds to the selling stockholder, before expenses, of $44,080,000. The underwriter may offer the shares of our Common Stock from time to time in one or more transactions on the NYSE American, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See "Underwriting."

Neither the U.S. Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares to purchasers on or about December 12, 2017.

MORGAN STANLEY

December 7, 2017

PROSPECTUS SUPPLEMENT

PROSPECTUS

        None of we, the selling stockholder and the underwriter has authorized anyone to provide you with different information or to make any representations other than those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus we have prepared. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation.

        You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

S-i

        For investors outside the United States: None of we, the selling stockholder and the underwriter has done anything that would permit this offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus outside of the United States.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus, dated October 4, 2017, are part of a registration statement on Form S-3, which we refer to as the Registration Statement, that we filed with the Securities and Exchange Commission, or the SEC, using the "shelf" registration process, and that was deemed automatically effective on October 4, 2017. Under this "shelf" registration process, we or one or more selling stockholders may from time to time sell any combination of securities described in the accompanying prospectus in one or more offerings.

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and also supplements, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to the securities offered hereby. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

        This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the Registration Statement of which this prospectus supplement and the accompanying prospectus are a part, and you may obtain copies of those documents as described below under the section entitled "Where You Can Find Additional Information."

        Unless stated otherwise, references in this prospectus supplement and the accompanying prospectus to "Globalstar," "we," "us," or "our" refer to Globalstar, Inc., a Delaware corporation. References to the underwriter mean the underwriter named on the cover of this prospectus supplement.

        This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

        Be aware that any representations, warranties, covenants or similar provisions contained in agreements filed as an exhibit to documents incorporated by reference herein were made solely for the benefit of the parties to such agreements. In each case, these provisions were specifically negotiated between the parties and, in some cases, are intended chiefly to allocate risk. As such, you should in no case rely on any such provision in deciding whether to invest, as such provisions speak only as of the date given and do not necessarily reflect the current state of our business or financial condition.

S-ii

        The industry and market data contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are based either on our management's own estimates or on independent industry publications, reports by market research firms or other published independent sources. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness, as industry and market data are subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. Accordingly, you should be aware that the industry and market data contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, and estimates and beliefs based on such data, may not be reliable. Unless otherwise indicated, all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus concerning our industry in general or any segment thereof, including information regarding our general expectations and market opportunity, is based on management's estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data.

        You should read carefully any information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or any free writing prospectus we may provide to you in connection with this offering before deciding to invest. Neither we nor the underwriter are making any representation to you regarding the legality of an investment in the securities by you under applicable law. Neither we nor the underwriter are making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

        Neither we nor the underwriter have authorized anyone to provide you with additional or different information. Neither we nor the underwriter are making an offer of the securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the dates of this prospectus supplement or the accompanying prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-iii

THE COMPANY

Overview

Mobile Satellite Services Business

        Globalstar, Inc. ("we," "us" or the "Company") provides Mobile Satellite Services ("MSS") including voice and data communications services globally via satellite. By providing wireless communications services in areas not served or underserved by terrestrial wireless and wireline networks and in circumstances where terrestrial networks are not operational due to natural or man-made disasters, we seek to meet our customers' increasing desire for connectivity. We offer voice and data communication services over our network of in-orbit satellites and our active ground stations ("gateways"), which we refer to collectively as the Globalstar System.

        We currently provide the following communications services via satellite. These services are available only with equipment designed to work on our network:

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  two-way voice communication and data transmissions ("Duplex") using mobile or fixed devices; and

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  one-way data transmissions ("Simplex") using a mobile or fixed device that transmits its location and other information to a central monitoring station, including certain SPOT and Simplex products.

        Our constellation of Low Earth Orbit ("LEO") satellites includes second-generation satellites, which were launched and placed into service during the years 2010 through 2013 after a $1.1 billion investment, and certain first-generation satellites. We designed our second-generation satellites to last twice as long in space, have 40% greater capacity and be built at a significantly lower cost compared to our first-generation satellites. We achieved this longer life by increasing the solar array and battery capacity, using a larger fuel tank, adding redundancy for key satellite equipment, and improving radiation specifications and additional lot level testing for all susceptible electronic components, in order to account for the accumulated dosage of radiation encountered during a 15-year mission at the operational altitude of the satellites. The second-generation satellites use passive S-band antennas on the body of the spacecraft providing additional shielding for the active amplifiers which are located inside the spacecraft, unlike the first-generation amplifiers that were located on the outside as part of the active antenna array. Each satellite has a high degree of on-board subsystem redundancy, an on-board fault detection system and isolation and recovery for safe and quick risk mitigation.

        Due to the specific design of the Globalstar System (and based on customer input), we believe that our voice quality is the best among our peer group. We define a successful level of service for our customers by their ability to make uninterrupted calls of average duration for a system-wide average number of minutes per month. Our goal is to provide service levels and call success rates equal to or better than our MSS competitors so our products and services are attractive to potential customers. We define voice quality as the ability to easily hear, recognize and understand callers with imperceptible delay in the transmission. By this measure, we believe that our system outperforms geostationary ("GEO") satellites used by some of our competitors. Due to the difference in signal travel distance, GEO satellite signals must travel approximately 42,000 additional nautical miles, which introduces considerable delay and signal degradation to GEO calls. For our competitors using cross-linked satellite architectures, which require multiple inter-satellite connections to complete a call, signal degradation and delay can result in compromised call quality as compared to that experienced over the Globalstar System.

        We designed our second-generation ground network, when combined with our second-generation products, to provide our customers with enhanced future services featuring increased data speeds of up to 256 kbps, with initial services up to 72 kbps, as well as increased capacity. The second-generation ground network is an Internet protocol multimedia subsystem ("IMS") based solution providing such industry standard services as voice, Internet, email and short message services ("SMS").

        We compete aggressively on price. We offer a range of price-competitive products to the industrial, governmental and consumer markets. We expect to retain our position as a cost-effective, high quality leader in the MSS industry. Our next-generation products under development include Duplex, SPOT and Simplex products, including:

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  Sat-Fi

    Like the original Sat-Fi, the next-generation Sat-Fi will be designed to allow smartphones, laptops and tablets with Wi-Fi to connect to the Globalstar network for voice and data services outside terrestrial network coverage areas, and is expected to be the first product to operate using our second-generation ground infrastructure resulting in higher speeds, enhanced capacity and improved performance

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  Two-way SPOT

    We are designing the next SPOT device with a new keyboard functionality to allow subscribers to send and receive SMS messages along with the traditional tracking and SOS functions to continue to appeal to consumers.

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  Simplex

    Partnering with existing companies, we are developing IoT-focused Simplex products to connect into existing user bases and accelerate deployment of a Globalstar IoT product suite. We expect the new solar-powered devices will be designed to support larger and more frequent data transmission capabilities to enable a longer field life than existing devices. The new solar-powered devices are also expected to take advantage of our network's ability to support over 10 billion transmissions daily assuming an average message size of 90 characters. We are also developing machine-to-machine ("M2M") products that support two-way communications allowing for both tracking and control of assets in our coverage footprint.

        Our satellite communications business, by providing critical mobile communications to our subscribers, serves principally the following markets: recreation and personal; government; public safety and disaster relief; oil and gas; maritime and fishing; natural resources, mining and forestry; construction; utilities; and transportation. Currently, we believe there are billions of people who live, work or play in areas not connected by cellular service and over two-thirds of the world's landmass is without reliable connectivity.

        Our products and services are sold through a variety of independent agents, dealers and resellers, and IGOs. We also have distribution relationships with a number of "Big Box" and online retailers and other similar distribution channels.

Licensed Spectrum Overview

        We have access to a world-wide allocation of radio frequency spectrum through the international radio frequency tables administered by the International Telecommunications Union ("ITU"). In the United States, the Federal Communications Commission ("FCC") has authorized us to operate our first-generation satellites in 25.225 MHz of radio spectrum comprising two blocks of non-contiguous radio frequencies in the 1.6/2.4 GHz band commonly referred to as the "Big LEO" Spectrum Band. We licensed and registered our second-generation satellites in France. In March 2011, we obtained all authorizations necessary from the FCC to operate our domestic gateways with our second-generation satellites.

Terrestrial Authority for Globalstar's Licensed 2.4GHz Spectrum

        In December 2016, the FCC unanimously adopted a Report and Order permitting us to provide terrestrial broadband services over 11.5 MHz of our licensed Mobile Satellite Services spectrum at 2483.5 to 2495 MHz, covering a population ("POPs") of approximately 320 million people, representing

3.7 billion MHz POPs. As provided in that Report & Order, we filed applications to modify our existing MSS licenses in April 2017 in order to obtain the terrestrial authorization permitted in the Report & Order. The FCC placed our applications on public notice in May with a comment cycle that ended in July 2017. In August 2017, the FCC granted Globalstar's MSS license modification application and granted Globalstar authority to provide terrestrial broadband services over its satellite spectrum. The FCC modified Globalstar's space station authorization to include a terrestrial low-power network using authorized Big LEO mobile-satellite service spectrum. We will need to comply with certain conditions in order to provide terrestrial broadband service under our MSS licenses, including obtaining FCC certifications for our equipment that will utilize this spectrum authority. We believe our MSS spectrum position provides potential for harmonized terrestrial authority across many international regulatory domains. We are seeking similar approvals in various foreign jurisdictions and have applied for licenses in countries serving 375 million consumers, or approximately 6.2 billion MHz POPs. Additionally, we are working with regulators in countries representing an aggregate population of another approximately 425 million. We expect this effort to continue for the foreseeable future. In November 2017, the Botswana Communications Regulator Authority has granted terrestrial authority to Globalstar's Botswana subsidiary to provide terrestrial mobile broadband services over 16.5 MHz of S-band spectrum at 2483.5 to 2500 MHz.

        We expect our terrestrial authority will allow future partners to develop high-density dedicated, small cell deployments using the TD-LTE protocol that eliminates the need for paired spectrum. Conventional commercial spectrum allocations must meet minimum population coverage requirements, which effectively prohibits the exclusive use of most carrier spectrum for dedicated small cell. In addition, low frequency carrier spectrum is not physically well suited to high-density small cell topologies, while mmWave spectrum is sub-optimal given range and attenuation limitations. We believe our license in the 2.4 GHz band, holds physical, regulatory, and ecosystem qualities that distinguish us from other current and anticipated allocations, and is well positioned to balance favorable range, capacity and attenuation characteristics.

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  Propagation and Interference—The 2.4 GHz propagation characteristics are favorable for small cell applications, and our FCC license category provides protection from interference.

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  Small Cell Exclusivity—We believe our regulatory flexibility will help allow the development of resources exclusively to small cell applications with dedicated high quality spectrum, which are expected to use low cost device transceivers. Historically, sharing spectrum across both macro and small cell layers introduced interference limitations that compromise network performance.

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  Rapid LTE Ecosystem—Our spectrum is compatible with existing chipset architectures.

Our Corporate Information

        In 2004, we completed the acquisition of the business and assets of Globalstar, L.P. Thermo Capital Partners LLC, which owns and operates companies in diverse business sectors and is referred to in this prospectus supplement, together with its affiliates, as "Thermo," became our principal owner in this transaction. Thermo has invested over $650 million in us since 2004. We were formed as a Delaware limited liability company in November 2003 and were converted into a Delaware corporation in March 2006.

        Our principal executive offices are located at 300 Holiday Square Blvd., Covington, Louisiana 70433 and our telephone number is (985) 335-1500. Our website address is www.globalstar.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement.

RISK FACTORS

        Investing in our Common Stock involves a high degree of risk. Before you make your investment decision, you should carefully consider and read carefully all of the following risks as well as the risks and uncertainties described in the section entitled "Risk Factors" beginning on page 7 of the accompanying prospectus, as well as other risks, uncertainties and information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the risks described below. In particular, we urge you to consider carefully the risks and uncertainties discussed in "Part II—Item 1A—Risk Factors" of our Quarterly Reports on Form 10-Q filed November 2, 2017, as such risk factors may be updated by our annual, quarterly and current reports that we may file with the SEC after the date of this prospectus supplement and that are incorporated by reference in this prospectus supplement and the accompanying prospectus. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities. However, the selected risks described below and incorporate by reference herein are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or operating results. In such a case, the trading price of the common stock could decline and you may lose all or part of your investment in us.

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein also contain forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement.

Risk Factors relating to the Offering

None of the proceeds from the sale of our Common Stock in this offering will be available to fund our operations.

        We will not receive any proceeds from the sale of our Common Stock in this offering. The selling stockholder will receive all proceeds from the sale of shares in this offering. Consequently, none of the proceeds from such sale will be available to fund our operations, capital expenditures or acquisition opportunities or any other purpose. See "Use of Proceeds" and "Selling Stockholders."

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future, which could cause the market price of our Common Stock to drop significantly, even if our business is performing well.

        Sales of a substantial number of our Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Common Stock. We had 1,259,238,687 shares of Common Stock outstanding as of December 4, 2017. This includes the shares that the selling stockholder is selling in this offering, which may be resold in the public market immediately without restriction, unless purchased by our affiliates. Of the remaining shares, shares held by our directors, executive officers and Thermo Capital Partners LLC and its affiliate entities that own stock in us are subject to a contractual lock-up with the underwriters for this offering for a period of 90 days or 75 days as applicable from the date of this prospectus supplement but the lock-up is subject to certain restrictions. See "Underwriting." These shares can be sold, subject to any applicable volume limitations under federal securities laws, after the earlier of the expiration of the lock-up period or release from the lock-up by Morgan Stanley & Co. LLC in its sole discretion. These sales of our Common Stock could cause the market price of our Common Stock to decline. In addition, the market price of our Common Stock could be further negatively affected by resales of our Common Stock by the underwriter or its affiliates, or other short sales of our Common Stock.

If securities analysts do not publish research or reports about our business or if they downgrade our company or our sector, the price of our Common Stock could decline.

        The trading market for our Common Stock depends in part on the research and reports that industry or financial analysts publish about us, our business and our industry. We do not influence or control the reporting of these analysts. If one or more of the analysts who do cover us downgrade or provide a negative outlook on Globalstar or our industry, change their views regarding the stock of any of our competitors or other companies in our industry, or publish inaccurate or unfavorable research about our business, the price of our Common Stock could decline. If one or more of these analysts ceases coverage of Globalstar or fails to publish reports on us regularly, we could lose visibility in the market, which in turn could cause the price of our Common Stock to decline.

FCC rules and regulations limit ownership by certain non-U.S. persons or by persons with interests in other media properties.

        The acquisition and ownership of our securities, directly or indirectly, by certain non-U.S. persons could cause us to be in violation of the foreign investment limitations of the Communications Act of 1934, as amended. Separately, under the FCC's media ownership rules, a direct or indirect owner of our securities could violate the FCC's structural media ownership limitations if that person owned or acquired an "attributable" interest in certain other television stations nationally or in certain types of media properties in the same market as one or more of our broadcast stations. These restrictions may decrease the liquidity and value of our Common Stock by reducing the pool of potential investors in our company and making the acquisition of control of us by third parties more difficult. In addition, these restrictions could adversely affect our ability to attract additional equity financing in the future or consummate an acquisition using shares of our Common Stock.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION

        Certain statements contained in or incorporated by reference into this prospectus supplement and accompanying prospectus, other than purely historical information, including, but not limited to, estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements, such as the statements regarding our ability to develop and expand our business (including our ability to monetize our spectrum rights), our anticipated capital spending, our ability to manage costs, our ability to exploit and respond to technological innovation, the effects of laws and regulations (including tax laws and regulations) and legal and regulatory changes (including regulation related to the use of our spectrum), the opportunities for strategic business combinations and the effects of consolidation in our industry on us and our competitors, our anticipated future revenues, our anticipated financial resources, our expectations about the future operational performance of our satellites (including their projected operational lives), the expected strength of and growth prospects for our existing customers and the markets that we serve, commercial acceptance of new products, problems relating to the ground-based facilities operated by us or by independent gateway operators, worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis and other statements contained in this prospectus supplement and accompanying prospectus regarding matters that are not historical facts, involve predictions. Risks and uncertainties that could cause or contribute to such differences include, without limitation, those in the section titled "Risk Factors" of this prospectus supplement.

        Discussions containing these forward-looking statements may be found, among other places, in "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC or in any Current Report on Form 8-K. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result of these factors, we cannot assure you that the forward-looking statements in this in this prospectus supplement and the accompanying prospectus or documents incorporated by reference herein and therein will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus, the registration statement of which this prospectus supplement and the accompanying prospectus is a part and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect.

        The discussion incorporated by reference into this prospectus supplement of plans to seek approval for spectrum in a future band class are forward-looking, are subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company, and are based upon assumptions with respect to future decisions, which are subject to change. There is no assurance that the Company will obtain such approval, seek such approval or even initiate the process for such approval. Nothing in this prospectus supplement should be regarded as a representation that the Company will obtain such approval, seek such approval or even initiate the process for such approval and the Company undertakes no duty to pursue such approval.

        We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, as well as any amendments thereto.

 USE OF PROCEEDS

        The selling stockholder will receive all of the net proceeds from the sale of shares of our Common Stock offered by it pursuant to this prospectus supplement. We will not receive any proceeds from the sale of these shares of our Common Stock. The selling stockholder will pay the underwriting commissions and discounts and expenses in connection with the offering.

        We have been informed by the selling stockholder that the sale of the shares of our Common Stock pursuant to this prospectus supplement is made for tax planning purposes.

 SELLING STOCKHOLDER

        The following table sets forth information as of December 4, 2017 with respect to the ownership of our Common Stock by the selling stockholder. The amounts and percentages of shares beneficially owned are reported on the basis of rules and regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person's ownership percentage, but not for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

        Percentage computations are based on 1,259,238,687 shares of our Common Stock outstanding as of December 4, 2017.

	Shares Beneficially Owned Prior to Offering			Shares Beneficially Owned After Offering
			Number of Shares Offered Hereby
Name of Selling Stockholder	Number	%		Number	%
FL Investment Holding LLC(1)	709,012,217	56.3%	38,000,000	671,012,217	53.3%

(1)
The share amounts reflect beneficial ownership of our Common Stock by James Monroe III and his affiliates, as described below. The address of Mr. Monroe, FL Investment Holdings LLC, Thermo Funding II LLC and Globalstar Satellite, L.P. is 1735 Nineteenth Street, Denver, CO 80202. This number includes 38,640,750 shares held by FL Investment Holdings LLC, 669,552,909 shares by Thermo Funding II LLC, and 618,558 shares held by Globalstar Satellite, L.P. Under SEC rules, Mr. Monroe also beneficially owns 200,000 shares issuable pursuant to vested options. Mr. Monroe controls, either directly or indirectly, each of Globalstar Satellite, L.P., FL Investment Holdings LLC and Thermo Funding II LLC and, therefore, is deemed the beneficial owner of the Common Stock held by these entities.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

        The following is a discussion of material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our Common Stock by Non-U.S. Holders (as defined below) that purchase such Common Stock pursuant to this offering and hold such Common Stock as a capital asset. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations promulgated or proposed thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Non-U.S. Holders in light of their particular circumstances or to Non-U.S. Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Non-U.S. Holders that generally mark their securities to market for U.S. federal income tax purposes, foreign governments, international organizations, tax-exempt entities, certain former citizens or residents of the United States, or Non-U.S. Holders that hold our Common Stock as part of a straddle, hedge, conversion or other integrated transaction). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal gift or alternative minimum tax considerations.

        As used in this discussion, the term "Non-U.S. Holder" means a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is:

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  an individual who is neither a citizen nor a resident of the United States;

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  a corporation (or other entity treated as a corporation) that is not created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

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  an estate that is not subject to U.S. federal income tax on income from non-U.S. sources which is not effectively connected with the conduct of a trade or business in the United States; or

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  a trust unless (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (ii) it has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

        If an entity treated as a partnership for U.S. federal income tax purposes invests in our Common Stock, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of our Common Stock.

        PERSONS CONSIDERING AN INVESTMENT IN OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Distributions on Common Stock

        If we make a distribution of cash or other property (other than certain pro rata distributions of our Common Stock or rights to acquire our Common Stock) with respect to a share of our Common Stock, the distribution generally will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of such distribution exceeds our current and accumulated earnings and profits, such excess generally will be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder's adjusted tax basis in such share of our Common Stock (together with a corresponding reduction in such tax basis), and then as capital gain (which will be treated in the manner described below under "Sale, Exchange or Other Disposition of Common Stock"). Distributions treated as dividends on our Common Stock that are paid to or for the account of a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or at a lower rate if provided by an applicable tax treaty and the Non-U.S. Holder provides the documentation (generally, Internal Revenue Service ("IRS") Form W-8BEN or W-8BEN-E) required to claim benefits under such tax treaty to the applicable withholding agent. Even if our current or accumulated earnings and profits are less than the amount of the distribution, the applicable withholding agent may elect to treat the entire distribution as a dividend for U.S. federal withholding tax purposes. Each Non-U.S. Holder should consult its own tax advisor regarding U.S. federal withholding tax on distributions, including such Non-U.S. Holder's eligibility for a lower rate and the availability of a refund of any excess U.S. federal tax withheld.

        If, however, a dividend is effectively connected with the conduct of a trade or business in the United States by a Non-U.S. Holder, such dividend generally will not be subject to the 30% U.S. federal withholding tax if such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such Non-U.S. Holder generally will be subject to U.S. federal income tax on such dividend in substantially the same manner as a U.S. person (except as provided by an applicable tax treaty). In addition, a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.

        The foregoing discussion is subject to the discussion below under "—FATCA Withholding" and "—Information Reporting and Backup Withholding."

Sale, Exchange or Other Disposition of Common Stock

        A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain recognized on the sale, exchange or other disposition of our Common Stock unless:

  (i)
  such gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, in which event such Non-U.S. Holder generally will be subject to U.S. federal income tax on such gain in substantially the same manner as a U.S. person (except as provided by an applicable tax treaty) and, if it is treated as a corporation for U.S. federal income tax purposes, may also be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty);

  (ii)
  such Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of such sale, exchange or other disposition and certain other conditions are met, in which event such gain (net of certain U.S. source losses) generally will be subject to U.S. federal income tax at a rate of 30% (except as provided by an applicable tax treaty); or

  (iii)
  we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes at any time during the shorter of (x) the five-year period ending on the date of such sale, exchange or other disposition and (y) such Non-U.S. Holder's holding period with respect to such Common Stock, and certain other conditions are met.

        Generally, a corporation is a "United States real property holding corporation" if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe that we presently are not, and we do not presently anticipate that we will become, a United States real property holding corporation.

        The foregoing discussion is subject to the discussion below under "—FATCA Withholding" and "—Information Reporting and Backup Withholding."

FATCA Withholding

        Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance ("FATCA"), a withholding tax of 30% will be imposed in certain circumstances on payments of (i) dividends on our Common Stock and (ii) on or after January 1, 2019, gross proceeds from the sale or other disposition of our Common Stock. In the case of payments made to a "foreign financial institution" (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States (an "FFI Agreement") or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an "IGA") to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any "substantial" U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If our Common Stock is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. Each Non-U.S. Holder should consult its own tax advisor regarding the application of FATCA to the ownership and disposition of our Common Stock.

Information Reporting and Backup Withholding

        Amounts treated as payments of dividends on our Common Stock paid to a Non-U.S. Holder and the amount of any U.S. federal tax withheld from such payments generally will be reported annually to the IRS and to such Non-U.S. Holder by the applicable withholding agent.

        The information reporting and backup withholding rules that apply to payments of dividends to certain U.S. persons generally will not apply to payments of dividends on our Common Stock to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.

        Proceeds from the sale, exchange or other disposition of our Common Stock by a Non-U.S. Holder effected outside the United States through a non-U.S. office of a non-U.S. broker generally will not be subject to the information reporting and backup withholding rules that apply to payments to certain U.S. persons, provided that the proceeds are paid to the Non-U.S. Holder outside the United States. However, proceeds from the sale, exchange or other disposition of our Common Stock by a Non-U.S. Holder effected through a non-U.S. office of a non-U.S. broker with certain specified U.S. connections or of a U.S. broker generally will be subject to these information reporting rules (but generally not to these backup withholding rules), even if the proceeds are paid to such Non-U.S. Holder outside the United States, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption. Proceeds from the sale, exchange or other disposition of our Common Stock by a Non-U.S. Holder effected through a U.S. office of a broker generally will be subject to these information reporting and backup withholding rules unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder's U.S. federal income tax liability if the required information is furnished by such Non-U.S. Holder on a timely basis to the IRS.

U.S. Federal Estate Tax

        Shares of our Common Stock owned or treated as owned by an individual Non-U.S. Holder at the time of such Non-U.S. Holder's death will be included in such Non-U.S. Holder's gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

 CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase of our Common Stock by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment in our Common Stock of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of our Common Stock by an ERISA Plan with respect to which we or the underwriter is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of our Common Stock. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, our Common Stock should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

        Accordingly, by acceptance of our Common Stock, each purchaser and subsequent transferee of our Common Stock will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold our Common Stock constitutes assets of any Plan or (ii) the purchase and holding of our Common Stock by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

        Additionally, if any purchaser or subsequent transferee of our Common Stock is using assets of any ERISA Plan to acquire or hold our Common Stock, such purchaser and subsequent transferee will be deemed to represent that (i) none of us, the underwriter, and any of our or its affiliates has acted as the ERISA Plan's fiduciary, or has been relied upon for any advice, with respect to the purchaser or transferee's decision to acquire, hold, sell, exchange, vote or provide any consent with respect to, our Common Stock and none of us, the underwriter, and any of our or its affiliates shall at any time be relied upon as the ERISA Plan's fiduciary with respect to any decision to acquire, continue to hold, sell, exchange, vote or provide any consent with respect to, our Common Stock and (ii) the decision to invest in our Common Stock has been made at the recommendation or direction of an "independent fiduciary" ("Independent Fiduciary") within the meaning of U.S. Code of Federal Regulations 29 C.F.R. Section 2510.3-21(c), as amended from time to time (the "Fiduciary Rule"), who (a) is independent of us and the underwriter; (b) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule); (c) is a fiduciary (under ERISA and/or Section 4975 of the Code) with respect to the purchaser or transferee's investment in our Common Stock and is responsible for exercising independent judgment in evaluating the investment in our Common Stock; (d) is either (A) a bank as defined in Section 202 of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency of the United States; (B) an insurance carrier which is qualified under the laws of more than one state of the United States to perform the services of managing, acquiring or disposing of assets of such an ERISA Plan; (C) an investment adviser registered under the Advisers Act or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business; (D) a broker dealer registered under the Securities Exchange Act of 1934, as amended; and/or (E) an Independent Fiduciary (not described in clauses (A), (B), (C) or (D) above) that holds or has under management or control total assets of at least $50 million, and will at all times that such purchaser or transferee holds our Common Stock hold or have under management or control total assets of at least $50 million; and (e) is aware of and acknowledges that (I) none of us, the underwriter and any of our or its affiliates is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchaser's or transferee's investment in our Common Stock, and (II) we, the underwriter and our and its affiliates have a financial interest in the purchaser's or transferee's investment in our Common Stock on account of the fees and other remuneration we or they expect to receive in connection with transactions contemplated hereunder. Notwithstanding the foregoing, any ERISA Plan which is an individual retirement account that is not represented by an Independent Fiduciary shall not be deemed to have made the representation in clause (ii)(d) above.

        The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing our Common Stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of our Common Stock.

UNDERWRITING

        Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus, the underwriter named below has agreed to purchase, and the selling stockholder has agreed to sell to it the number of shares indicated below:

Underwriter	Number of Shares
Morgan Stanley & Co. LLC	38,000,000

        The underwriter is offering the shares of our Common Stock subject to their acceptance of the shares from the selling stockholder. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares of our Common Stock offered by this prospectus supplement and the accompanying prospectus are subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the shares of our Common Stock offered by this prospectus supplement if any such shares are taken. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter's right to reject any order in whole or in part.

        The underwriter may offer the shares of Common Stock from time to time for sale in one or more transactions on the NYSE American, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. The underwriter may effect such transactions by selling shares of Common Stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of Common Stock for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriter purchases shares and the price at which the underwriter resells such shares may be deemed underwriting compensation.

        The selling shareholder will pay offering expenses, which are approximately $100,000, and all of the underwriting discounts and commissions. We have agreed to reimburse the underwriter for expenses relating to clearance of this offering with the Financial Industry Regulatory Authority up to $30,000.

        The underwriter has informed us that it does not intend sales to discretionary accounts to exceed 5% of the total number of shares of our Common Stock offered by it.

        Our Common Stock is listed on the NYSE American under the trading symbol "GSAT."

        We, all our directors and executive officers and Thermo Capital Partners LLC and its affiliated entities that own stock in us (including the selling shareholder) have agreed that, without the prior written consent of the underwriter, we and they will not, during the period beginning on the date the lock-up agreements were executed and ending 90 days, or, in the case of the directors (other than James Monroe III and James F. Lynch) and executive officers (other than James Monroe III), 75 days, in each case, after the date of this prospectus supplement (the "restricted period"):

  •
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock;

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock; or

  •
  publicly disclose the initiation of doing any of the foregoing;

whether any such transaction described in the first two clauses above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

        We have also agreed not the file any registration statement with the SEC relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock. In addition, our directors and executive officers have agreed that, without the prior written consent of the underwriter, they will not, during the restricted period, make any demand for or exercise any right with respect to, the registration of any shares of our Common Stock or any security convertible into or exercisable or exchangeable for our Common Stock.

        The restrictions described in the immediately preceding paragraph to do not apply to:

  •
  the sale of shares of Common Stock pursuant to the underwriting agreement;

  •
  transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of this offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions; or

  •
  transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or distributions of shares of Common Stock or any security convertible into Common Stock to members, limited partners, stockholders or holders of similar equity interests of, or to any other affiliate or entity controlled or managed by, or under common control or management with, the donor; provided that in the case of any transfer or distribution pursuant to this clause, (i) each donee or distributee shall agree to be bound by these same restrictions until the expiration of the restricted period and (ii) no filing under Section 16(a) of the Exchange Act or other public announcement, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period;

  •
  the issuance by the Company of shares of Common Stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus supplement of which the underwriter has been advised in writing; or

  •
  the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the restricted period.

  •
  for certain of our officers only, the transfer of shares of our Common Stock to the Company upon the exercise of options or warrants, on a "cashless" or "net exercise" basis or to cover tax withholding obligations of the undersigned in connection with such exercise; provided that no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be voluntarily made during the restricted period (other than a filing on Form 4 that clearly indicates such transfer was made in order to satisfy "cashless," "net exercise" or tax withholding obligations in connection with the exercise of shares of Common Stock).

        The underwriter, in its sole discretion, may release our Common Stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

        In order to facilitate the offering of our Common Stock, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock. Specifically, the underwriter may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. The underwriter must close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our Common Stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, shares of our Common Stock in the open market to stabilize the price of our Common Stock. These activities may raise or maintain the market price of our Common Stock above independent market levels or prevent or retard a decline in the market price of our Common Stock. The underwriter is not required to engage in these activities and may end any of these activities at any time.

        We, the selling stockholder and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

        A prospectus in electronic format may be made available on websites maintained by the underwriter participating in this offering. The underwriter may agree to allocate a number of shares of our Common Stock for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter that may make internet distributions on the same basis as other allocations.

        The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

        In addition, in the ordinary course of its various business activities, the underwriter and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriter and its affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

        This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of shares of our Common Stock in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares of our Common Stock. Accordingly, any person making or intending to make an offer in that Relevant Member State of shares of our Common Stock which are the subject of the offering contemplated in this prospectus supplement or the accompanying prospectus may only do so (i) in circumstances in which no obligation arises for us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriter have authorized, nor do we or they authorize, the making of any offer of shares of our Common Stock in circumstances in which an obligation arises for us or the underwriter to publish a prospectus for such offer. The expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

        In relation to each Relevant Member State, the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of shares of our Common Stock which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State, except that it may, with effect from and including the Relevant

Implementation Date, make an offer of such shares of our Common Stock to the public in that Relevant Member State:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares of our Common Stock shall result in a requirement for the publication by us or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

        Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares of our Common Stock under, the offers to the public contemplated in this prospectus supplement will be deemed to have represented, warranted and agreed to and with the underwriter that:

  (a)
  it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

  (b)
  in the case of any shares of our Common Stock acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares of our Common Stock acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriter has been given to the offer or resale; or (ii) where shares of our Common Stock have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares of our Common Stock to it is not treated under the Prospectus Directive as having been made to such persons.

        For the purposes of this provision, the expression an "offer to the public" in relation to any shares of our Common Stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our Common Stock to be offered so as to enable an investor to decide to purchase any shares of our Common Stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

United Kingdom

        The underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA") received by it in connection with the issue or sale of the shares of our Common Stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our Common Stock in, from or otherwise involving the United Kingdom.

        This prospectus supplement and the accompanying prospectus are for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Canada

        The shares of Common Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations . Any resale of the shares of Common Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and the underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Hong Kong

        The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to

"professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to Prospective Investors in Switzerland

        The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, the Company, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

        This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

VALIDITY OF COMMON STOCK

        The validity of the Common Stock offered in this offering will be passed upon for us by Taft Stettinius & Hollister LLP, Cincinnati, Ohio. Certain legal matters with respect to this offering will be passed upon for the underwriter by Shearman & Sterling LLP, New York, New York.

EXPERTS

        Crowe Horwath LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of our internal control over financial reporting as of December 31, 2016, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the Registration Statement. Our financial statements are incorporated by reference in reliance on Crowe Horwath LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus supplement is part of a Registration Statement on Form S-3 that we filed with the SEC. The Registration Statement that contains this prospectus supplement and the accompanying prospectus, including the exhibits to the Registration Statement, contains additional information about us and the Common Stock offered by this prospectus supplement and the accompanying prospectus.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our public filings, including reports, proxy and information statements, are also available on the SEC's website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-33117):

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 23, 2017;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, filed with the SEC on May 4, 2017, June 30, 2017, filed with the SEC on August 3, 2017, and September 30, 2017, filed with the SEC on November 2, 2017;

  •
  Our Definitive Proxy Statement on Schedule 14A filed on April 6, 2017;

  •
  Our Current Reports on Form 8-K filed with the SEC on May 18, 2017, July 7, 2017, August 25, 2017, October 10, 2017, and November 29, 2017; and

  •
  The description of our Common Stock set forth in our registration statement on Form 8-A filed with the SEC on October 30, 2006, including any amendments thereto or reports filed for the purpose of updating this information.

        We also incorporate by reference into this prospectus supplement all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and until the termination of the offering of the securities made by this prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

        Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

        You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Globalstar, Inc.
Attention: Investor Relations
300 Holiday Boulevard
Covington, Louisiana 70433
Telephone: (985) 335-1538

PROSPECTUS

GLOBALSTAR, INC.

Debt Securities
Preferred Stock
Common Stock
Warrants

        We or one or more selling securityholders to be identified in the future, may offer and sell the securities listed above from time to time in one or more offerings and in one or more classes or series. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings. The securities may be offered separately or together in any combination or as a separate series.

        This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered. The supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

        We may sell these securities on a continuous or delayed basis directly or through agents, underwriters or dealers, or through a combination of these methods. See "Plan of Distribution." The prospectus supplement will list any agents, underwriters or dealers that may be involved, the compensation they will receive and the nature of any underwriting agreement. The prospectus supplement will also show you the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering, and the price per share or unit of the securities being offered. You should read carefully this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

        Investing in any of our securities involves risk. Before buying our securities, you should refer to the Risk Factors included in our most recent Annual Report and our other periodic reports, in supplements to this prospectus and in other information filed by us with the Securities and Exchange Commission.

        Our common stock is listed on the NYSE American under the symbol "GSAT."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated October 4, 2017.

        You should rely only on the information contained in or incorporated by reference into this prospectus, any prospectus supplement and any related free writing prospectus. We have not authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. Unless otherwise specified, references to any free writing prospectus refer to a free writing prospectus that we have authorized to be provided to you in connection with an offering. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the date on the front cover of such document, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any free writing prospectus, or any sale of a security.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC, using a "shelf" registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. A prospectus supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any free writing prospectus) any of the information contained in this prospectus or in the documents that we have incorporated into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or free writing prospectus. You should read both this prospectus and any prospectus supplement or free writing prospectus, together with additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" before buying any of the securities being offered.

 Our Business

        Globalstar, Inc. provides Mobile Satellite Services ("MSS") including voice and data communications services globally via satellite. By providing wireless communications services in areas not served or underserved by terrestrial wireless and wireline networks and in circumstances where terrestrial networks are not operational due to natural or man-made disasters, we seek to meet our customers' increasing desire for connectivity. We offer voice and data communication services over our network of in-orbit satellites and our active ground stations ("gateways"), which we refer to collectively as the Globalstar System.

        We currently provide the following communications services via satellite. These services are available only with equipment designed to work on our network:

  •
  two-way voice communication and data transmissions ("Duplex") using mobile or fixed devices; and

  •
  one-way data transmissions ("Simplex") using a mobile or fixed device that transmits its location and other information to a central monitoring station, including certain SPOT and Simplex products.

        We were formed as a Delaware limited liability company in November 2003, and were converted into a Delaware corporation on March 17, 2006. Unless we specifically state otherwise, all information in this prospectus is presented as if we were a corporation throughout the relevant periods.

        In most of the world, we have authority to operate a wireless communications network via satellite over 27.85 MHz of radio spectrum, which is comprised of two blocks of contiguous global radio frequencies. In the United States, the FCC has authorized us to use 25.225 MHz. We refer to our licensed radio frequencies as our "spectrum."

        Our constellation of Low Earth Orbit satellites includes second-generation satellites, which were launched and placed into service during the years 2010 through 2013 after a $1.1 billion investment, and certain first-generation satellites.

        Due to the specific design of the Globalstar System (and based on customer input), we believe that we offer the one of the best voice quality among our peer group. We define a successful level of service for our customers by their ability to make uninterrupted calls of average duration for a system-wide average number of minutes per month. Our goal is to provide service levels and call success rates equal to or better than our MSS competitors so our products and services are attractive to potential customers. We define voice quality as the ability to easily hear, recognize and understand callers with imperceptible delay in the transmission. By this measure, we believe our system outperforms geostationary ("GEO") satellites used by some of our competitors. Due to the difference in signal travel distance, GEO satellite signals must travel approximately 42,000 additional nautical miles, which introduces considerable delay and signal degradation to GEO calls. For our competitors using cross-linked satellite architectures, which require multiple inter-satellite connections to complete a call, signal degradation and delay can result in compromised call quality as compared to that experienced over the Globalstar System.

        We compete aggressively on price. We offer a range of price-competitive products to the industrial, governmental and consumer markets. We expect to retain our position as the low cost, high quality leader in the MSS industry.

        Our satellite communications business, by providing critical mobile communications to our subscribers, serves principally the following markets: recreation and personal; government; public safety and disaster relief; oil and gas; maritime and fishing; natural resources, mining and forestry; construction; utilities; and transportation.

        At December 31, 2016 and June 30, 2017, we served approximately 689,000 and 704,000 subscribers, respectively. We count "subscribers" based on the number of devices that are subject to agreements which entitle them to use our voice or data communications services rather than the number of persons or entities who own or lease those devices.

        Our products and services are sold through a variety of independent agents, dealers and resellers, and independent gateway operators ("IGOs"). We have distribution relationships with a number of "Big Box" and online retailers and other similar distribution channels.

        Our revenue for the years ended December 31, 2016, 2015 and 2014 was $96.9 million, $90.5 million and $90.1 million, respectively. Our net income (loss) for the years ended December 31, 2016, 2015 and 2014 was ($132.6) million, $72.3 million and ($462.9) million, respectively. Our revenue for the six months ended June 30, 2017 and 2016 was $52.8 million and $46.9 million, respectively. Our net loss for the six months ended June 30, 2017 and 2016 was $118.9 million and $12.8 million, respectively.

        Our principal executive offices are located at 300 Holiday Square Blvd., Covington, Louisiana 70433 and our telephone number at that address is (985) 335-1500.

        Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to the "Company," "Globalstar," "we" or "our" are to Globalstar, Inc. and its subsidiaries.

The Securities We May Offer

        We may offer shares of our common stock and preferred stock, debt securities and/or warrants, either individually or in combination, from time to time under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

  •
  designation or classification;

  •
  aggregate principal amount or aggregate offering price;

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  maturity, if applicable;

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  original issue discount, if any;

  •
  rates and times of payment of interest, dividends or other payments, if any;

  •
  redemption, conversion, exercise, exchange, settlement or sinking fund terms, if any;

  •
  conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

  •
  ranking;

  •
  restrictive covenants, if any;

  •
  voting or other rights, if any; and

  •
  certain federal income tax considerations.

        A prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement or free writing prospectus shall offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        We may sell the securities directly or through underwriters, dealers or agents. We, and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

  •
  the names of those underwriters or agents;

  •
  applicable fees, discounts and commissions to be paid to them;

  •
  details regarding over-allotment options, if any; and

  •
  the net proceeds to us.

        Common Stock.    We may issue shares of our common stock from time to time. Under our amended and restated certificate of incorporation, we may issue both voting and non-voting common stock. Holders of our voting common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to any preferential rights of any then outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any then outstanding preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

        Preferred Stock.    We may issue shares of our preferred stock from time to time, in one or more series. Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 100,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.

        We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in a certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement (and any related free writing prospectus) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

        Debt Securities.    We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in the right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock, preferred stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

        The debt securities will be issued under one or more documents called indentures, which are contracts between us and U.S. Bank, National Association, as trustee for the holders of the debt securities. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the prospectus supplement (and any related free writing prospectus) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports we file with the SEC.

        Warrants.    We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

        The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the prospectus supplement (and any related free writing prospectus) related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Complete warrant agreements and warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which the prospectus is a part of or will be incorporated by reference from reports we wile with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC (File No. 1-33117) pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy any documents that are filed at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Room of the SEC at its Washington address. Please call the SEC at l-800-SEC-0330 for further information.

        Our filings are also available to the public through the SEC's website at http://www.sec.gov. And in the investor relations portion of our website at www.globalstar.com. The information on our website is not part of this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

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  our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

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  our Definitive Proxy Statement on Schedule 14A filed April 6, 2017;

  •
  our Quarterly Reports on Form 10-Q filed on May 4, 2017 and August 3, 2017;

  •
  our Current Reports on Form 8-K filed on May 18, 2017, July 7, 2017 and August 25, 2017; and

  •
  the description of our common stock contained in our registration statement on Form 8-A dated October 30, 2006, including any amendment to that form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock.

        All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the effectiveness of the registration statement and after the date of this prospectus and prior to the time that all the securities have been issued as described in this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of these filings at no cost by writing or emailing us at the following address and telephone number:

        Globalstar, Inc.
300 Holiday Square Blvd,
Covington, Louisiana 70433
investorrelations@globalstar.com

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements contained in or incorporated by reference into this Report, other than purely historical information, including, but not limited to, estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements within the meaning of the Private Securities

        Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements, such as the statements regarding our ability to develop and expand our business (including our ability to monetize our spectrum rights), our anticipated capital spending, our ability to manage costs, our ability to exploit and respond to technological innovation, the effects of laws and regulations (including tax laws and regulations) and legal and regulatory changes (including regulation related to the use of our spectrum), the opportunities for strategic business combinations and the effects of consolidation in our industry on us and our competitors, our anticipated future revenues, our anticipated financial resources, our expectations about the future operational performance of our satellites (including their projected operational lives), the expected strength of and growth prospects for our existing customers and the markets that we serve, commercial acceptance of new products, problems relating to the ground-based facilities operated by us or by independent gateway operators, worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis and other statements contained in this prospectus regarding matters that are not historical facts, involve predictions. Risks and uncertainties that could cause or contribute to such differences include, without limitation, those discussed in the section entitled "Risk Factors" included in this prospectus and elsewhere or incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and our subsequent

SEC filings. We do not intend, and undertake no obligation, to update any of our forward-looking statements after the date of this prospectus to reflect actual results or future events or circumstances.

        Discussions containing these forward-looking statements may be found, among other places, in "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC or in any Current Report on Form 8-K. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result of these factors, we cannot assure you that the forward-looking statements in this in this prospectus, any accompanying prospectus supplement or documents incorporated by reference herein and therein will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus and any accompanying prospectus supplement. You should read this prospectus, any accompanying prospectus supplement, the registration statement of which this prospectus and any accompanying prospectus supplement is a part and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect.

        We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, as well as any amendments thereto.

RISK FACTORS

        An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks in the section entitles "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2016, which has been filed with the SEC and is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any applicable prospectus supplement of free writing prospectus. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not currently known to us or that we currently deem immaterial may also impair our business, financial condition or results of operations.

USE OF PROCEEDS

        We intend to use the net proceeds from the sale of securities as set forth in the applicable prospectus supplement.

 RATIOS OF EARNINGS TO FIXED CHARGES

        The following table contains our consolidated ratios of earnings to fixed charges for the periods indicated.

	Six Months Ended June 30, 2017		Year Ended December 31,
			2016		2015	2014		2013		2012
Ratio of Earnings to Fixed Charges		*		*	2.73		*		*		*

*
For these periods, earnings were inadequate to cover fixed charges.

(1)
Represents our estimate of the interest component of noncancelable operating lease rental expense.

        The ratios were computed by dividing earnings by fixed charges. For this purpose:

  •
  The term "fixed charges" means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness and (c) an estimate of the interest within rental expense.

  •
  The term "earnings" is the amount resulting from adding and subtracting the following items. Add the following: (a) pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees, and (e) the company's share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges. From the total of the added items, subtract the following: (a) interest capitalized and (b) the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Equity investees are investments that the Company accounts for using the equity method of accounting.

DESCRIPTION OF DEBT SECURITIES

        The Debt Securities will be either our senior debt securities ("Senior Debt Securities") or our subordinated debt securities ("Subordinated Debt Securities"). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate Indentures between us and U.S. Bank, National Association (the "Trustee"). Senior Debt Securities will be issued under a "Senior Indenture" and Subordinated Debt Securities will be issued under a "Subordinated Indenture." Together, the Senior Indenture and the Subordinated Indenture are called "Indentures."

        The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

        Unless the Debt Securities are guaranteed by our subsidiaries, the rights of Globalstar and our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or reorganization, will be subject to the prior claims of the subsidiaries' creditors, except to the extent that we may be a creditor with recognized claims against such subsidiary.

        We have summarized selected provisions of the Indentures we will enter into below. The summary is not complete and is qualified in its entirety by reference to all the provisions of the Indentures and any supplemental indenture to a particular series of Debt Securities. The Indentures will be qualified under the Trust Indenture Act of 1939, as amended. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or with the prospectus supplement under which the Debt Securities are issued, and you should read the Indentures for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the Indentures.

        Words and phrases capitalized but not defined under "Description of Debt Securities" have the respective meanings ascribed to them in the Indentures.

General

        The Indentures will provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations.

        The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt as described under "—Subordination of Subordinated Debt Securities" and in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.

        The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

          (1)   the title of the Debt Securities;

          (2)   whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

          (3)   any limit on the aggregate principal amount of the Debt Securities;

          (4)   the dates on which the principal of the Debt Securities will be payable;

          (5)   the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

          (6)   the places where payments on the Debt Securities will be payable;

          (7)   any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

          (8)   any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

          (9)   the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

          (10) whether the Debt Securities are defeasible;

          (11) any addition to or change in the Events of Default;

          (12) whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

          (13) any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

          (14) any other terms of the Debt Securities not inconsistent with the provisions of the Indenture (as it may be supplemented or amended from time to time),

        Debt Securities, including any Debt Securities which provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof ("Original Issue Discount Securities"), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

        The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities, and it may also be senior in right of payment to all of our subordinated debt. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

  •
  the applicability and effect of such provisions upon any payment or distribution with respect to that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets or any bankruptcy, insolvency or similar proceedings;

  •
  the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

  •
  the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

        The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

        The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

        The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under "—Legal Defeasance and Covenant Defeasance."

Conversion or Exchange Rights

        The terms, if any, on which a series of Debt Securities may be convertible into or exchangeable for common stock or other securities will be detailed in the prospectus supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of Holders, or at our option, the conversion price and the conversion period, and may include provisions pursuant to which the number of shares of our common stock or other securities to be received by Holders of such series of Debt Securities would be subject to adjustment.

Form, Exchange and Transfer

        The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

        At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

        Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series.

        If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.

Global Securities

        Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

        Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:

          (1)   the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

          (2)   we determine in our sole discretion that the Debt Securities of any series issued in the form of one or more Global Securities shall no longer be represented by a Global Security or Securities; or

          (3)   other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

        All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.

        As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that it represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.

        Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Trustees or our respective agents will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

        Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated loan may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series.

        All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment.

Consolidation, Merger and Sale of Assets

        Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to, any Person, and shall not permit any other Person to consolidate with or merge into us, unless:

          (1)   either: (i) we are the surviving corporation or (ii) the Person formed by or surviving any consolidation, amalgamation or merger or resulting from such conversion (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made, is a corporation, limited liability company or limited partnership organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and assumes our obligations under the Debt Securities and under the Indentures pursuant to agreements reasonably satisfactory to the Trustee;

          (2)   immediately before and after giving pro forma effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

          (3)   several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met.

Events of Default

        Unless otherwise specified in the prospectus supplement, it is anticipated that each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

          (1)   failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

          (2)   failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

          (3)   failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

          (4)   failure to perform or comply with the provisions described under "—Consolidation, Merger and Sale of Assets";

          (5)   failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given to us by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture; and

          (6)   certain events of bankruptcy, insolvency or reorganization affecting us or any Significant Subsidiary.

        If an Event of Default (other than an Event of Default with respect to Globalstar, Inc. described in clause (6) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the applicable Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an Event of Default with respect to Globalstar, Inc. described in clause (6) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see "—Modification and Waiver" below.

        Subject to the provisions in the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series.

        No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

          (1)   such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

          (2)   the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

          (3)   the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

        However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security.

        We will be required to furnish to each Trustee annually, within 150 days after the end of each fiscal year, a certificate by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults.

Modification and Waiver

        Unless otherwise specified in the prospectus supplement, modifications and amendments of an Indenture may be made by us and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

          (1)   change the Stated Maturity of the principal of, or time for payment of any installment of principal of or interest on, any Debt Security;

          (2)   reduce the principal amount of, or any premium or the rate of interest on, any Debt Security;

          (3)   reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof:

          (4)   change the place or the coin or currency of payment of principal of, or any premium or interest on, any Debt Security;

          (5)   impair the right to institute suit for the enforcement of any payment due on any Debt Security;

          (6)   modify the subordination provisions in the case of Subordinated Debt Securities;

          (7)   reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

          (8)   reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

          (9)   modify such provisions with respect to modification, amendment or waiver, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debt Security affected thereby.

        The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series.

        Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

          (1)   the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

          (2)   the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will he deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and

          (3)   certain Debt Securities, including those owned by us or any of our other Affiliates, will not be deemed to be Outstanding.

        Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action.

Satisfaction and Discharge

        Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

          (1)   either:

            (a)   all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us or discharged from such trust) have been delivered to the Trustee for cancellation; or

            (b)   all outstanding Debt Securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee;

and in either case we have irrevocably deposited with the Trustee as trust funds for such purpose money in an amount sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit (in the case of Debt Securities that have become due and payable) or to the Stated Maturity or redemption date;

          (2)   we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

          (3)   we have delivered an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been complied with.

Legal Defeasance and Covenant Defeasance

        If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have provisions of the Indentures relating to defeasance and discharge of indebtedness, which we call "legal defeasance," relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call "covenant defeasance."

        Legal Defeasance.    The Indentures provide that, upon our exercise of our option (if any) to have the provisions relating to legal defeasance applied to any Debt Securities, we will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

          (1)   we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

          (2)   no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit;

          (3)   such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;

          (4)   we must deliver to the Trustee an Officer's Certificate stating that the deposit was not made by us with the intent of preferring the Holders of the Debt Securities over any of our other creditors or with the intent of defeating, hindering, delaying or defrauding any of our other creditors or others;

          (5)   we must deliver to the Trustee an Officer's Certificate stating that all conditions precedent set forth in (1), (2), (3), (4) or (6), as applicable, have been complied with;

          (6)   in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our Senior Debt and no other event of default with respect to any of our Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof: and

          (7)   we have delivered to the Trustee an Opinion of Counsel to the effect that all conditions precedent set forth in (1), (3) or (4) above have been complied with.

        Covenant Defeasance.    The Indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any Debt Securities, we may omit to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, the occurrence of certain Events of Default, which are described above in clause (5) under "Events of Default" and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4), (5), (6) and (7) above are satisfied. If we exercise this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would he sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. in such case, we would remain liable for such payments.

Notices

        Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register.

Title

        We, the Trustees and any of our respective agents may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

        The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.

 DESCRIPTION OF CAPITAL STOCK

        The following summary of certain provisions of our capital stock does not purport to be complete and is subject to and is qualified in its entirety by our certificate of incorporation which is incorporated in this prospectus by reference to our Current Report on Form 8-K filed with the SEC on September 29, 2009, and by our bylaws which are incorporated in this prospectus by reference to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

        Until March 17, 2006, we operated as a Delaware limited liability company. As such the rights of our members were governed by the Delaware Limited Liability Company Act and the provisions of our limited liability company agreement which reflected various negotiations and agreements among Thermo, the creditors of Old Globalstar and others. The limited liability company agreement expressly permitted our conversion into a Delaware corporation provided that various provisions of the limited liability company agreement, including those dealing with election of directors, voting rights, preemptive rights and "tag along" rights, were incorporated into our certificate of incorporation. On March 17, 2006, we converted into a Delaware corporation. Our certificate of incorporation initially authorized the issuance of three series of common stock consisting of 300 million shares of Series A common stock, 20 million shares of Series B common stock and 480 million shares of Series C common stock. Each series of common stock had equivalent dividend and liquidation rights, but differing voting rights with respect to the election of directors, amendments to the certificate of incorporation and approval of certain transactions. Thermo held all of the Series C common stock, which entitled it to elect a majority of our directors. As required by our limited liability company agreement, our certificate of incorporation also restricted transfer of our common stock without approval of our board, granted all stockholders who were accredited investors pre-emptive rights to purchase shares of common stock if we issued additional shares of common stock, subject to certain exceptions, and entitled minority stockholders to participate in certain sales of a majority interest in our stock. The certificate also required that our stock be registered under the Exchange Act by October 13, 2006, which date subsequently was extended until December 31, 2006.

Amendment and Restatement of Certificate of Incorporation and Bylaws

        In October 2006, our stockholders adopted an amended and restated certificate of incorporation and amended and restated bylaws which became effective on October 25, 2006. Pursuant to our amended and restated certificate of incorporation:

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  all shares of our common stock of each series were combined into one series of common stock;

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  each outstanding share of common stock of each series was converted automatically into one share of common stock;

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  all special voting rights pertaining to any series of common stock as described above were abolished;

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  pre-emptive rights and other special provisions described above terminated, except for the rights under the pre-emptive rights offering to stockholders as of June 15, 2006 in connection with the irrevocable standby stock purchase agreement with Thermo Funding; and

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  in addition to 800 million shares of common stock, we became authorized to issue up to 100 million shares of preferred stock of one or more classes or series, as described below.

        Additionally, immediately after the filing of our amended and restated certificate of incorporation, a stock dividend affecting the six-for-one split of our common stock, which had been pre-approved by our board of directors, became effective.

        Our certificate of incorporation was subsequently amended to permit us to issue, in addition to the preferred stock, up to 1.5 billion shares of voting common stock and 400 million shares of non-voting common stock.

        The following summary of the material terms and provisions of our capital stock is qualified in its entirety by reference to the forms of our amended and restated certificate of incorporation and bylaws, copies of which may be obtained upon request. See "Where You Can Find Additional Information."

Common Stock

        General.    We are authorized to issue 1.5 billion shares of voting common stock and 400 million shares of non-voting common stock, each par value $0.0001 per share. All outstanding shares of common stock are, and all shares of common stock to be issued upon exercise of any warrants offered hereby will be, fully-paid and nonassessable. As of October 3, 2017, we had 187 stockholders of record.

        Dividends.    Subject to preferences that may be granted to holders of any preferred stock and restrictions under our credit agreement, the holders of our common stock will be entitled to dividends as may be declared from time to time by the board of directors from funds available therefor.

        Voting Rights.    Each share of voting common stock entitles its holder to one vote on all matters to be voted on by the stockholders. Our certificate of incorporation does not provide for cumulative voting in the election of directors. Generally, all matters to be voted on by the stockholders must be approved by a majority or, in the case of the election of directors, by a plurality, of the votes present in person or by proxy and entitled to vote.

        The non-voting common stock has identical rights and privileges, including dividend and liquidation rights, as the common stock, except that holders of non-voting common stock are not entitled to vote on most actions, including the election or removal of directors, other than certain extraordinary transactions as required by Delaware law. Holders of non-voting common stock will have the right to convert their shares into voting common stock:

            (i)  at the discretion of any holder; provided, however, that if the holder is Thermo Holding Company or its affiliates, conversion will not be permitted if it would cause Thermo to own directly or indirectly voting stock in the election of directors representing 70% or more of the total voting power of Globalstar's outstanding stock having power to vote in the election of directors,

           (ii)  upon the transfer (or, in the case of a transfer pursuant to a registration statement filed with the SEC of Rule 144 under the Securities Act of 1933, as amended, the proposed transfer) of such shares of non-voting common stock by the holder thereof to any transferee other than Thermo,

          (iii)  upon our merger with or consolidation into any other corporation (except a subsidiary of Globalstar or Thermo) or

          (iv)  upon the sale of all or substantially all of Globalstar's assets.

        Preemptive Rights.    Holders of common stock do not have preemptive rights with respect to the issuance and sale by the company of additional shares of common stock or other equity securities of the company.

        Liquidation Rights.    Upon dissolution, liquidation or winding-up, the holders of shares of common stock will be entitled to receive our assets available for distribution proportionate to their pro rata ownership of the outstanding shares of common stock.

Preferred Stock

        Our board of directors has the authority, without further action of our stockholders, to issue up to 100 million shares of preferred stock, par value $0.0001 per share, in one or more series, to determine the number of shares constituting and the designation of each series and to fix the powers, preferences, rights and qualifications, limitations or restrictions thereof, which may include dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences.

        There are no restrictions on the repurchase or redemption of preferred stock by the Company in the event of any arrearage in the payment of dividends or sinking fund installments.

        The issuance of preferred stock could adversely affect the holders of common stock. The potential issuance of preferred stock may discourage bids for shares of our common stock at a premium over the market price of our common stock, may adversely affect the market price of shares of our common stock and may discourage, delay or prevent a change of control.

        No shares of our preferred stock are outstanding. We have no current plans to issue any shares of preferred stock.

Anti-takeover Effects of Certain Provisions of Our Amended and Restated Certificate of Incorporation and Bylaws and of Delaware General Corporation Law

        The provisions of the Delaware General Corporation Law and our amended and restated certificate of incorporation and bylaws summarized below may have the effect of discouraging, delaying or preventing a hostile takeover, including one that might result in a premium being paid over the market price of our common stock, and discouraging, delaying or preventing changes in the control or management of the Company.

  Certificate of Incorporation and Bylaws

        Our certificate of incorporation and bylaws provide that:

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  until such time as Thermo collectively ceases to own a majority in voting power of our outstanding capital stock entitled to vote in the election of directors, any action that is required to be or that may be taken at any annual or special meeting of our stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted; if Thermo does not own a majority of our outstanding capital stock entitled to vote in the election of directors, no action can be taken by stockholders except at an annual or special meeting of the stockholders called in accordance with our bylaws, and stockholders may not act by written consent;

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  if Thermo does not own a majority of our outstanding capital stock entitled to vote in the election of directors, the approval of holders of 66 2/3% of the shares then entitled to vote in the election of directors will be required to adopt, amend or repeal our amended and restated certificate of incorporation or bylaws;

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  our board of directors is expressly authorized to make, alter or repeal our bylaws;

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  stockholders may not call special meetings of the stockholders or fill vacancies on the board of directors;

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  our board of directors are divided into three classes of service with staggered three-year terms, meaning that only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms;

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  our board of directors is authorized to issue preferred stock without stockholder approval;

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  if Thermo does not own a majority of our outstanding capital stock entitled to vote in the election of directors, directors may only be removed for cause by the holders of 66 2/3% of the shares then entitled to vote in the election of directors; and

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  we will indemnify directors and certain officers against losses they may incur in connection with investigations and legal proceedings resulting from their service to us, which may include services in connection with takeover defense measures.

        The anti-takeover and other provisions of our certificate of incorporation and by-laws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

  Delaware General Corporation Law

        We are subject to Section 203 of the Delaware General Corporation Law regulating corporate takeovers, which prohibits a Delaware corporation from engaging in any business combination with an "interested stockholder" for three years after the person becomes an interested stockholder unless:

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  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        Except as otherwise specified in Section 203, an "interested stockholder" is defined to include (a) any person that is the owner of 15% or more of the outstanding voting securities of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination and (b) the affiliates and associates of any such person. Thermo is not an "interested stockholder" because it acquired more than 15% of our outstanding stock prior to the completion of our initial public offering.

        For purposes of Section 203, the term "business combinations" includes mergers, consolidations, asset sales or other transactions that result in a financial benefit to the interested stockholder and transactions that would increase the interested stockholder's proportionate share ownership of our company.

        Under some circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with us. Although our stockholders have the right to exclude us from the restrictions imposed by Section 203, they have not done so. Section 203 may encourage companies interested in acquiring us to negotiate in advance with the board of directors, because the requirement stated above regarding stockholder approval would be avoided if a majority of the directors approves, prior to the time the party became an interested stockholder, either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

Dissenters' Rights of Appraisal and Payment

        Under the Delaware General Corporation Law, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the Delaware General Corporation Law, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Limitation of Liability of Directors

        Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability as follows:

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  for any breach of the director's duty of loyalty to us or our stockholders;

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  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; and

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  for any transaction from which the director derived an improper personal benefit.

Listing

        Our common stock is listed on the NYSE American under the trading symbol "GSAT."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Investor Services LLC.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of our common stock. Warrants may be issued independently or together with Debt Securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities, Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

        You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

          (1)   the number of shares of common stock purchasable upon exercise of the warrants and the price at which such number of shares of common stock may be purchased upon exercise of the warrants;

          (2)   the date on which the right to exercise the warrants commences and the date on which such right expires (the "Expiration Date");

          (3)   United States federal income tax consequences applicable to the warrants;

          (4)   the amount of the warrants outstanding as of the most recent practicable date; and

          (5)   any other terms of the warrants.

        Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of shares of common stock at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

        Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of common stock, including the right to receive payments of any dividends on the common stock purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

PLAN OF DISTRIBUTION

        We may sell or distribute the securities included in this prospectus through underwriters, through agents, dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

        In addition, we may sell some or all of the securities included in this prospectus through:

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  a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

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  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

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  ordinary brokerage transactions and transactions in which a broker solicits purchasers.

        In addition, we may enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

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  enter into transactions involving short sales of the common shares by broker-dealers;

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  sell common shares short themselves and deliver the shares to close out short positions;

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  enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

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  loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        There is currently no market for any of the securities, other than the shares of common stock listed on the NYSE American. If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could he discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for these other securities. We have no current plans for listing the Debt Securities on any securities exchange or any automated quotation system; any such listing with respect to any particular Debt Securities will be described in the applicable prospectus supplement.

        Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

        We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them or their controlling persons against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

        At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of and the respective amounts underwritten by any underwriters, dealers or agents, nature of the underwriters' obligation to purchase the securities, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. The nature and amount of discounts and commissions to underwriters for each security and in total will be provided in tabular format.

        Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at the market" offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE American, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

        Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.

        If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer shall be fair and reasonable.

LEGAL MATTERS

        Our legal counsel, Taft Stettinius & Hollister LLP, Cincinnati, Ohio, will pass upon certain legal matters in connection with certain of the offered securities.

EXPERTS

        Crowe Horwath LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of our internal control over financial reporting as of December 31, 2016, as set forth in their reports, which are incorporated by reference in reliance on Crowe Horwath LLP's reports, given on their authority as experts in accounting and auditing.